UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 252-8100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed, on December 17, 2022, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), and Aquila Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of L3Harris (“Merger Sub”).

On July 28, 2023, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Aerojet Rocketdyne (the “Merger”), and Aerojet Rocketdyne continued its existence under Delaware law as the surviving corporation in the Merger and a wholly owned subsidiary of L3Harris.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on July 28, 2023, Aerojet Rocketdyne repaid all amounts outstanding under the Fourth Amended and Restated Credit Agreement, dated as of June 17, 2016 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 20, 2018 and that certain Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of September 28, 2022, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aerojet Rocketdyne, its material domestic subsidiaries from time to time party thereto as guarantors, Bank of America, N.A., a national banking association, as administrative agent, and other lender parties from time to time party thereto, and terminated the Credit Agreement and all commitments thereunder.

For a description of the terms of the Credit Agreement, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in Aerojet Rocketdyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Exhibit 10.27 thereto. Such description and exhibit are incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, each issued and outstanding share of Aerojet Rocketdyne common stock (excluding any such shares (i) owned by Aerojet Rocketdyne or any of its wholly owned subsidiaries as treasury stock or otherwise or held, directly or indirectly, by L3Harris, Merger Sub or any of L3Harris’ other wholly owned subsidiaries and (ii) with respect to which appraisal rights have been properly exercised and perfected) was canceled and converted into the right to receive $58.00 in cash, without interest (the “Merger Consideration”). In connection with the Merger, the Aerojet Rocketdyne common stock, which was previously traded under the ticker symbol “AJRD,” ceased to be traded and is in the process of being delisted from the New York Stock Exchange (the “NYSE”).

At the Effective Time, each outstanding Aerojet Rocketdyne stock appreciation right automatically vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (i) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne stock appreciation right multiplied by (ii) the excess, if any, of the Merger Consideration over the grant price of such Aerojet Rocketdyne stock appreciation right. Each outstanding award of Aerojet Rocketdyne restricted stock and each Aerojet Rocketdyne restricted stock unit, in each case, whether vested or unvested, automatically vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne restricted stock award or restricted stock unit (calculated based on deemed maximum level performance achievement in the case of any performance award) multiplied by (y) the Merger Consideration, except for restricted stock units granted on or after December 17, 2022, which in certain cases may entitle the holder thereof to receive L3Harris restricted stock units.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Aerojet Rocketdyne with the Securities and Exchange Commission (the “SEC”) on December 19, 2022 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2023, in connection with the consummation of the Merger, Aerojet Rocketdyne notified the NYSE that the Merger had been consummated and requested that the trading of Aerojet Rocketdyne common stock on the NYSE be suspended prior to market open on July 28, 2023 and that the listing of the shares of Aerojet Rocketdyne common stock on the NYSE be withdrawn. In addition, Aerojet Rocketdyne requested that the NYSE file with the SEC a notification of removal of listing on Form 25 to report the delisting of the shares of Aerojet Rocketdyne common stock from the NYSE and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Aerojet Rocketdyne intends to file with the SEC a Form 15 regarding the termination of registration of the Aerojet Rocketdyne common stock under the Exchange Act and the suspension of the Company’s reporting obligations with respect to the Aerojet Rocketdyne common stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Upon the Effective Time, a change in control of Aerojet Rocketdyne occurred, and Aerojet Rocketdyne became a wholly owned subsidiary of L3Harris. The information set forther under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, on July 28, 2023 upon completion of the Merger, the Board of Directors of Aerojet Rocketdyne (the “Board”) was reconstituted to consist of three directors, comprised of Scott T. Mikuen, Corliss Montesi, and Surangi Epasinghe. The then-serving members of the Board, namely Ms. Gail Baker, Ms. Marion C. Blakey, Maj. Gen. Charles F. Bolden Jr., General Kevin P. Chilton, Mr. Thomas A. Corcoran, Ms. Eileen P. Drake, Ms. Deborah Lee James, and General Lance W. Lord, voluntarily resigned as directors on July 28, 2023 upon completion of the Merger (not because of any disagreement on any matter relating to Aerojet Rocketdyne’s operations, policies or practices).

Effective on July 28, 2023, Ms. Eileen P. Drake ceased being an employee of Aerojet Rocketdyne. Ms. Drake previously served as Chief Executive Officer and and President of Aerojet Rocketdyne. Ms. Drake’s termination constituted a termination without cause for purposes of her employment agreement with Aerojet Rocketdyne, and she will receive the termination payments and benefits provided under the terms of her employment agreement in connection with her termination.

Effective on July 28, 2023, Mr. John Schumacher ceased being an employee of Aerojet Rocketdyne. Mr. Schumacher previously served as Senior Vice President Washington Operations & Communications of Aerojet Rocketdyne. Mr. Schumacher’s termination constituted a termination without cause for purposes of Aerojet Rocketdyne’s Amended and Restated Executive Change in Control Severance Policy, and he will receive the termination payments and benefits provided under the terms of such severance policy in connection with his termination.

Effective on July 28, 2023, Mr. Daniel Boehle ceased being an employee of Aerojet Rocketdyne. Mr. Boehle previously served as Chief Financial Officer of Aerojet Rocketdyne. Mr. Boehle’s termination constituted a termination without cause for purposes of Aerojet Rocketdyne’s Amended and Restated Executive Change in Control Severance Policy, and he will receive the termination payments and benefits provided under the terms of such severance policy in connection with his termination.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, Aerojet Rocketdyne’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”), and Aerojet Rocketdyne’s bylaws were amended and restated in their entirety (the “Third Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are provided herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2022, by and among L3Harris Technologies, Inc., Aquila Merger Sub Inc. and Aerojet Rocketdyne Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Aerojet Rocketdyne with the SEC on December 19, 2022)

3.1	Amended and Restated Certificate of Incorporation of Aerojet Rocketdyne Holdings, Inc., dated July 28, 2023

3.2	Third Amended and Restated Bylaws of Aerojet Rocketdyne Holdings, Inc., dated July 28, 2023

104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
Date: July 28, 2023	Title:	Secretary and Vice President

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